Exhibit 10(c)

[IBM logo]    /    [ADVO logo]

ADVO, Inc.

Agreement for NetWorkStation Management Services

Amendment No. 5

ADVO Inc., (“ADVO”), a corporation having a place of business at One Targeting Centre, Windsor, CT 06095, and International Business Machines Corporation, having its headquarters at Route 100, Somers, New York 10589 (“IBM”) agree that the following terms and conditions (this “Amendment”) amend and/or supplement the Agreement for NetWorkStation Management Services (“the NWS Agreement”), dated April 1, 1998, between ADVO and IBM. This Amendment changes the section(s) of the NWS Agreement as indicated below. Unless modified herein, all other terms defined in the NWS Agreement and any previous Amendments shall have the same meaning when used in this Amendment. All terms and conditions of the NWS Agreement and its prior Amendments not otherwise specifically amended or supplemented herein shall remain unchanged and in full force and effect.

ADVO and IBM may be referred to individually as a “Party” and collectively as the “Parties”.

This Amendment is effective as of April 1, 2005.

1.0	Background and Purpose:

The Parties have mutually agreed to extend the Term of the NWS Agreement to December 31, 2012. The Parties agree that all Schedules that are a part of this NWS Agreement shall be reviewed and updated as mutually agreed, on or before May 31, 2005 and reflected in a subsequent contract amendment to this NWS Agreement.

2.0	Changes and Additions

a.	In Section 2.3 (Term) of the NWS Agreement, the end date of December 31, 2008 is herby deleted and replaced with December 31, 2012

b.	Subparagraph (a) of Section 4.0 of Schedule F of the NWS Agreement is hereby amended by the addition of the following sentence:

[***]

c.	The Parties agree to create a joint planning committee that will meet, at least monthly, to review the ADVO measurement package in order to identify and monitor the results of implementation of technological advancements and process improvements that will reduce the number of Service Requests arising from common causes, enhance the end-user experience and otherwise improve the value achieved

[***]	Information redacted pursuant to a confidential treatment request. An unredacted version has been filed separately with the Securities and Exchange Commission.

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by ADVO from the Services. Unless otherwise required under the Agreement, neither ADVO or IBM are required to implement any technological advancements or process improvements identified by the joint planning committee. Examples of improvement could be: automation recommendations, enhanced end user training, application changes and the like.

d.	The first paragraph of Section 4.4 (Technological Advancements) of the NWS Agreement is hereby by deleted and the following is substituted therefor:

“IBM agrees to take reasonable action, taking into account economic circumstances, without an increase in charges to ADVO, subject to the provisions of Section 6.5 and the Service Level Agreement, to provide the Services to ADVO at a technological level that will enable ADVO to take advantage of technological advancement in its industry and, potentially, improve the quality and efficiency of the Services.”

e.	Subparagraph c) of Section 4.5 (Management and Control) of the NWS Agreement is hereby deleted in its entirety and the following substituted therefore:

“Upon reasonable request by ADVO, IBM will provide periodic reports to ADVO that will include, at a minimum, the following:

1) a monthly performance report documenting IBM’s performance with respect to the Service Level Agreements; and,

2) a monthly report describing ADVO’s utilization of each particular type of RU during such month, and comparing such utilization to the then applicable Baseline for each RU.

IBM will provide ADVO with such documentation and other information as may be reasonably requested by ADVO from time to time in order to verify the accuracy of the reports specified above. Without limiting the foregoing, at ADVO’s request, on a semi-annual basis, IBM shall provide ADVO with sufficiently detailed data, in electronic form, such as e-mail as mutually agreed, to facilitate ADVO’s audit and validation of monthly performance reports prepared by IBM.”

f.	Section 4.17 (Benchmarks) of the NWS Agreement is hereby deleted in its entirety and the following substituted therefor:

Benchmarking Reviews

(a) From time to time during the Term after the second anniversary of the Effective Date of this Amendment (but no more often than once in any 12-month period), ADVO may, subject to this Section, engage the services of an independent third party (a “Benchmarker”) to compare the quality and cost of the Services for some or all of the Services provided under the Agreement against the quality provided and price charged by other service providers to other entities receiving comparable services in order to ensure that ADVO is obtaining pricing and levels of service that are competitive with market rate prices and service levels, given the nature, volume and type of Services being benchmarked (all of which will be described by the Parties in the benchmark agreement) (“Benchmarking”). The Benchmark will be designed to provide a representative comparison of the benchmarked Services provided by vendors across various industries. ADVO and IBM shall each pay 50% of the fees and expenses charged by the Benchmarker (which fees will not be contingency-based).

[***]	Information redacted pursuant to a confidential treatment request. An unredacted version has been filed separately with the Securities and Exchange Commission.

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ADVO and IBM expressly agree as of the Effective Date of this Amendment the following constitutes a list of acceptable organizations to perform a Benchmark:

1) [***]

2) [***]

3) Any other independent third-party agreed upon by the Parties from time to time during the term.

(b) Any acceptable Benchmarker engaged by ADVO shall execute a non-disclosure agreement reasonably satisfactory to IBM and ADVO. IBM shall cooperate fully with ADVO and the Benchmarker, provide all reasonable data relating to the provision of the Services requested by the Benchmarker (but in no event shall IBM be required to provide IBM cost data or data relating to other IBM customers), provide reasonable access to the Benchmarker during such effort, all at IBM’s cost and expense. The Benchmarking shall be conducted so as not to unreasonably interfere with IBM’s ability to perform the Services in accordance with the Performance Standards.

(c) ADVO will determine the scope of the study and the Services to be compared (the “Benchmarked Services”). The Benchmarker shall perform a price-based benchmark analysis, comparing the aggregate charges applicable to the Benchmarked Services, against the aggregate charges incurred for similar services by the selected entities in the Representative Sample (as such term is defined below). The comparison must determine and account for differences in the scope or circumstances of service delivery that impede a reasonable “like for like” comparison. Consequently, the Benchmarker shall “normalize” the data used to perform the comparison in order to account for differences between the volume of services, scope of services, service levels, complexity, degree of standardization, terms and conditions, asset purchases by IBM solely associated with the performance of this Agreement that have been approved, in writing, by ADVO, service delivery and receipt location(s) to the extent relevant, and other relevant factors and those applicable to the entities comprising the Representative Sample. Such normalization must ensure that the results of the Benchmark provide as accurate a comparison as reasonably possible by making appropriate adjustments to all data relating to each of the selected entities in the Representative Sample to account for any and all differences between the Benchmarked Services performed by IBM and the services received by the respective entity, including any additional and/or value added services required to be performed by IBM under the Agreement and not received by such entity. IBM may elect to disclose to the Benchmarker additional measuring or estimating data, which the Benchmarker may consider and account for in its normalization calculations. For the purposes of this Section:

(i) “Representative Sample” for Benchmarked Services shall mean a sample of a minimum of four (4) entities proposed by the Benchmarker that shall only include customers with similar scope, service levels and volume and similar complexity as the Benchmarked Services.

(ii) “Benchmarked Level” shall mean the average costs attributable to the the Benchmarked Services among those entities comprising the Representative Sample.

[***]	Information redacted pursuant to a confidential treatment request. An unredacted version has been filed separately with the Securities and Exchange Commission.

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(d) Prior to performing the comparison, the Benchmarker shall meet with the Parties to review and explain its Benchmark methodology, including how each of entities in the Representative Sample matches and does not match the relevant factors of this Agreement and how the normalization approach will be applied. The Benchmarker shall provide a written summary of the Benchmark methodology and shall perform the Benchmark substantially as described in its written summary.

(e) If the Benchmark Results indicate that the Benchmarked Level is [***]

(f) If the Benchmarker finds that-[***]

(g) Review and Dispute. ADVO shall provide IBM with a copy of the Benchmarker’s report and IBM shall have 60 days to review such report, and contest the Benchmarker’s findings. As part of such review, either Party may request the Benchmarker to provide sufficient information to allow the Party to validate the Benchmark, but neither Party shall be permitted to request the identity of the third party service provider or any customer included in the Representative Sample. If the Parties are unable to agree upon the validity of the Benchmarker’s findings, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Section 16.2. Any reductions or increases in IBM’s Charges shall be implemented on a prospective basis within 60 days after the date the Benchmarker’s final report was first provided to IBM. Notwithstanding anything to the contrary herein, in the event that IBM disputes the validity of the Benchmarker’s findings or ADVO’s election to terminate the Agreement pursuant to this provision, and IBM submits the dispute for resolutions pursuant to the dispute resolution procedures set forth in Section 16.2, IBM agrees that it will pay all of the Benchmarkers charges for supporting the Benchmark findings in connection with any dispute that is escalated pursuant to Section 16.2 and all reasonable legal fees incurred by ADVO in the event that IBM elects to initiate proceedings for judicial resolution of the dispute.

g.	Exhibit J-1 to Schedule J (Charges, Measures of Utilization and Financial Responsibilities) to the NWS Agreement is hereby deleted in its entirety and replaced by the revised Exhibit J-1 attached hereto.

h.	In order to preserve ADVO’s flexibility to achieve the costs savings inherent in the transfer of the Services to one of IBM’s off-shore or near-shore facilities, IBM has agreed to submit to ADVO a proposal for implementing such a transfer and reducing the overall ASC hereunder for the remainder of the Term effective not later than January 1, 2007, or earlier upon ADVO’s reasonable request. Such proposal will include a 90-day pilot project to direct a select group of Service Requests to one of IBM’s off-shore or near-shore facilities, the cost of which shall be shared equally by the Parties.

[***]	Information redacted pursuant to a confidential treatment request. An unredacted version has been filed separately with the Securities and Exchange Commission.

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THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AMENDMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES RELATING TO THIS SUBJECT SHALL CONSIST OF 1) THIS AMENDMENT, INCLUDING THE ATTACHMENTS TO THIS AMENDMENT; AND 2) THE NWS AGREEMENT DATED APRIL 1, 1998, AS AMENDED. THIS STATEMENT OF THE AMENDMENT SUPERSEDES ALL PROPOSALS OR OTHER PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER DESCRIBED IN THIS AMENDMENT.

Accepted by:		Accepted by:

ADVO, Inc.		International Business Machines Corporation

By:	/s/ S. Scott Harding	By:	/s/ NORMAN KOREY
	Authorized Signature		Authorized Signature

S. Scott Harding		Norman Korey
Name (Type or Print)		Name (Type or Print)

Date: As of March 31, 2005		Date: April 1, 2005

[***]	Information redacted pursuant to a confidential treatment request. An unredacted version has been filed separately with the Securities and Exchange Commission.

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Exhibit J-1

Annual Service Charges

	2005 (Starting April 1)	2006	2007	2008	2009	2010	2011	2012
Gross ASC	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Annual Credit	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Net ASC	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Baseline

*	For informational purposes only, the Parties expect a monthly average of [***] IMAC events per business day, including primary site installs. Because this Agreement provides for dedicated on-site resource(s), no ARCs/RRCs for the primary site for hardware and software IMACs, software break/fixes or Build/PDPs will be applied and such events will not count against the Baseline.

Monthly Baselines and ARC/RCC Rates

CATEGORY	UNIT	ARC RATE ($)	RRC RATE ($)	BASELINE (per month)	RRC Point
Non-primary site Installs & MACs (including software break/fix) and Build PDPs (ARC/RRC calc. per weighted event, as described below)	per Event	[***]	[***]	[***]	[***]

Service Requests	per Service Request	[***]	[***]	[***]	[***]

[***]	Information redacted pursuant to a confidential treatment request. An unredacted version has been filed separately with the Securities and Exchange Commission.

IBM/ADVO Confidential	March 31, 2005, No5	Page 6 of 7

Weighted Event - Install and MAC Services

Event Service Description	Weight per Event
Build/PDP	[***]
Install	[***]
Move	[***]
S/W Add	[***]
S/W Change	[***]
H/W Add	[***]
H/W Change	[***]

ARCs for Installs and MAC Services will be calculated as follows: per event X ARC Rate X Weighted Factor = the ARC Rate. For example, for an ARC of two Remote Installs the calculation will be: [***]. The ARC for the two Remote Installs will be [***].

Other Charges and Fees/Per Event/Unit Prices

	UNIT	US RATE ($)
Dispatch Service	per Hour	[***]

Termination Charge

New Contract ADVO view

	2005 (Starting April 1)	2006	2007	2008	2009	2010	2011	2012
Termination	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

**	ADVO agrees not to terminate this NWS Agreement for its convenience earlier than January 1, 2007 subject to the other provisions of this NWS Agreement, unless mutually agreed to by IBM.
[***]	Information redacted pursuant to a confidential treatment request. An unredacted version has been filed separately with the Securities and Exchange Commission.

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